 EXHIBIT 10.32

amendment NO. 1 TO SECURITIES PURCHASE AGREEMENT

This amendment NO. 1 TO SECURITIES PURCHASE AGREEMENT, dated as of September 13, 2013 (this “Amendment”), is by and among the United States Department of the Treasury (the “Seller”), Central Virginia Bankshares, Inc., a Virginia corporation (the “Company”), and C&F Financial Corporation, a Virginia corporation (the “Purchaser”). All capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Agreement (as defined below).

WHEREAS, the Seller, the Company and the Purchaser are party to that certain Securities Purchase Agreement, dated as of July 17, 2013 (the “Agreement”); and

WHEREAS, pursuant to the terms of the Agreement and in accordance with Section 7.01 thereof, the parties wish to amend the Agreement in the manner set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

1.

Amendment to WHEREAS Clause. The second WHEREAS clause of the Agreement is hereby amended by deleting such clause in its entirety and replacing it with the following:

WHEREAS, on June 10, 2013, the Purchaser, Special Purpose Sub, Inc., a Virginia corporation and wholly-owned subsidiary of the Purchaser (“Merger Sub”), and the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things and subject to the terms and conditions set forth therein, (i) Merger Sub will merge with and into the Company, with the Company continuing thereafter as the surviving corporation and (ii) except as otherwise set forth in the Merger Agreement, each outstanding share of Company Common Stock will convert into the right to receive the Merger Consideration (as defined in the Merger Agreement) (collectively, the “Merger”); and

2.	Amendment to Section 1.01. Section 1.01 of the Agreement is hereby amended by deleting the definition of “Surviving Corporation” therefrom in its entirety.

3.	Amendment to Section 2.01. Section 2.01 of the Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

“Purchase and Sale of the Shares and the Warrant. Subject to, and on the terms and conditions of, this Agreement, effective at the Closing, the Purchaser will purchase from the Seller, and the Seller will sell, transfer, convey, assign and deliver to the Purchaser, all of the Shares and the Warrant, free and clear of all Liens. The aggregate purchase price for the Shares, including all accrued and unpaid dividends on the Shares through and including the Closing Date, and the Warrant shall be an amount in cash equal to Three Million Three Hundred Fifty Thousand Dollars ($3,350,000) (the “Purchase Price”).”

4.	Amendment to Section 2.02(B)(1). Section 2.02(B)(1) of the Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

“the Seller will deliver to the Purchaser certificates for the Shares and the Warrant, duly endorsed in blank or accompanied by stock powers duly endorsed in blank or other required instruments of transfer; and”

5.	Amendment to Section 2.02(B)(2). Section 2.02(B)(2) of the Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

“the Purchaser will pay the aggregate Purchase Price to the Seller, by wire transfer in immediately available funds, to an account designated in writing by the Seller to the Purchaser, such designation to be made not later than two Business Days prior to the Closing Date.”

6.	Amendment to Section 3.01(E). Section 3.01(E) of the Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

“Securities Matters. The Shares and the Warrant are being acquired by the Purchaser for its own account and without a view to the public distribution or sale of the Shares or the Warrant.”

7.	Amendment to Section 3.01(F). Section 3.01(F) of the Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

“Availability of Funds. The Purchaser will have as of the Closing sufficient funds available to consummate the transactions contemplated hereunder.”

8.	No Amendment, Modification or Waiver. This Amendment shall not constitute an amendment, modification or waiver of any provision of the Agreement, except as expressly set forth herein.

9.

Counterparts and Facsimile. For the convenience of the parties hereto, this Amendment may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Amendment may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

10.

Governing Law. This Amendment and any claim, controversy or dispute arising under or related to this Amendment, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties shall be enforced, governed, and construed in all respects (whether in contract or in tort) in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

11.

Interpretation. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. References to “herein”, “hereof”, “hereunder” and the like refer to this Amendment as a whole and not to any particular section or provision, unless the context requires otherwise. The headings contained in this Amendment are for reference purposes only and are not part of this Amendment. Whenever the words “include,” “includes” or “including” are used in this Amendment, they shall be deemed followed by the words “without limitation.” No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Amendment, as this Amendment is the product of negotiation between sophisticated parties advised by counsel. All references to “$” or “dollars” mean the lawful currency of the United States of America.

[Signature Pages to Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein written above.

UNITED STATES DEPARTMENT OF THE TREASURY

By:	/s/Timothy G. Massad
Name: Timothy G. Massad
Title: Assistant Secretary for Financial Stability

CENTRAL VIRGINIA BANKSHARES, INC.

By:	/s/Herbert E. Marth, Jr.
Name: Herbert E. Marth, Jr.
Title: Pres. & CEO

C&F FINANCIAL CORPORATION

By:	/s/Thomas Cherry
Name: Thomas Cherry
Title: EVP & CFO

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